UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

May 5, 2017
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Ball Corporation
Current Report on Form 8‑K
Dated May 5, 2017

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 5, 2017, Ball Corporation (the "Company") filed Articles of Amendment of the Amended Articles of Incorporation with the Indiana Secretary of State in order to effectuate an increase in the number of shares of authorized capital stock from 565,000,000 to 1,115,000,000, to designate 1,100,000,000 of such shares of capital stock as common shares and to effect the previously announced 2-for-1 stock split of the issues and outstanding common shares to be paid as a stock dividend on May 16, 2017, to shareholders of record as of May 8, 2017. The amendments were effective on May 4, 2017. The substantive text of the amendments is attached hereto as Exhibit 3(ii)(a).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.	The following is furnished as an exhibit to this form:

	Exhibit No.	Description

	Exhibit 3(ii)(a)	Substantive Text of Articles of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date: May 5, 2017

Ball Corporation
Form 8‑K
May 5, 2017

EXHIBIT INDEX

Description	Exhibit No.

Substantive Text of Articles of Amendment	3(ii)(a)